UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Willow Run Airport Ypsilanti, MI	48198
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (718) 917-8052

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Daniel J. Buckley as Chief Financial Officer

On May 8, 2017, Anthony D. Koulouris resigned from his position as Chief Financial Officer of Baltia Air Lines, Inc. (the “Company”), and the Board of Directors (the “Board”) of the Company appointed Daniel J. Buckley as Chief Financial Officer. Mr. Koulouris will retain his position as President and Chief Executive Officer of the Company.

Mr. Buckley, 51, has over 20 years of experience in the financial services industry. From 2015 until 2017, Mr. Buckley was the regional sales director of Source IT Technologies. From 2011 through 2015, Mr. Buckley was the Director of Finance for Baltia and thus has extensive institutional knowledge as to the Company’s operations and reporting history. From 1997 to 2003, Mr. Buckley held various institutional brokerage positions at Cantor Fitzgerald and Tullet Prebon and from 2003 to 2011, Mr. Buckley was a senior institutional broker at Tradition Financial Services where he focused on foreign exchange options as well as single stock equity options. From 1994 to 1997, Mr. Buckley was a financial analyst for General Electric Investments in Stamford, Connecticut. From 1988 to 1992, Mr. Buckley worked as an options trader on the floor of the Chicago Mercantile Exchange. During his university studies, Mr. Buckley interned with Sikorsky Aircraft in Stratford, Connecticut, where he rotated through the engineering, quality control and customer service departments. Mr. Buckley received a B.S. in business and finance from the University of Rhode Island and completed his MBA at SDA Bocconi in Milan, Italy. The Company believes Mr. Buckley’s extensive investment and business experience as well has his institutional knowledge make him a qualified appointee as Chief Financial Officer.

No family relationships exist between Mr. Buckley and any of the Company’s other executive officers or directors. There are no arrangements between Mr. Buckley and any other person pursuant to which Mr. Buckley was nominated as Chief Financial Officer. There are no transactions to which the Company is or was a participant and in which Mr. Buckley has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Buckley is not a party to any material plan or arrangement in connection with his appointment as Chief Financial Officer.

In connection with his employment with the Company, Mr. Buckley shall receive a monthly salary of $6,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: May 9, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President